Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS FINANCIAL RESULTS FOR FISCAL 2011

Pompano Beach, Florida, May 9, 2011 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2011.  Net sales for the year ended March 31, 2011 were $231.6 million, compared to $238.3 million for the year ended March 31, 2010, a decrease of 2.8%.  For the quarter ended March 31, 2011, net sales were $50.9 million, compared to $50.3 million for the quarter ended March 31, 2010, an increase of 1.2%.  Net income was $20.9 million, or $0.92 diluted per share, for the year ended March 31, 2011, compared to net income of $26.0 million, or $1.14 diluted per share, for the year ended March 31, 2010, a decrease to earnings per share of 19%.  Net income for the quarter ended March 31, 2011 was $4.1 million, or $0.19 diluted per share, compared to net income of $6.1 million, or $0.27 diluted per share, for the same quarter the prior year, a decrease to earnings per share of 30%.  Reorder sales for the year ended March 31, 2011 were $184.3 million, compared to $177.8 million for the year ended March 31, 2010, an increase of 3.7%.  Reorder sales for the quarter ended March 31, 2011 were $41.5 million, compared to $40.4 million for the quarter ended March 31, 2010, an increase of 2.7%.  The Company acquired approximately 645,000 new customers during fiscal 2011 compared to 815,000 during fiscal 2010, and for the quarter ended March 31, 2011, the Company acquired approximately 130,000 customers compared to 134,000 for the quarter ended March 31, 2010.

Menderes Akdag, President and CEO, commented: “It has been a challenging year, which can be attributed to increased customer acquisition costs and decreased new order sales due to increased competition, along with consumers giving greater consideration to price and a softer demand for some of the product categories we offer. To address the decline in sales we implemented a more aggressive pricing strategy combined with increased advertising, while continuing to expand our product offerings into pet supplies. Our cash flows from operations increased to $30.1 million for the year ended March 31, 2011 from $27.7 million for the prior fiscal year. During the quarter we bought back approximately 465,000 shares of our common stock for $7.0 million, and for the fiscal year we bought back approximately 791,000 shares of our common stock for $12.2 million.  During the fiscal year, we increased our quarterly dividends to $0.125 per share, an increase of 25% from the prior year.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10 A.M. on May 09, 2011 until May 23, 2011 at 11:59 P.M.  To access the replay, call (866) 459-3511 (toll free) or (203) 369-1325 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2010.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$49,660	$53,143
Short term investments - available for sale	10,116	-
Accounts receivable, less allowance for doubtful
accounts of $6 and $5, respectively	1,985	2,097
Inventories - finished goods	25,140	29,064
Prepaid expenses and other current assets	1,036	610
Deferred tax assets	1,003	1,255
Prepaid income taxes	664	330
Total current assets	89,604	86,499

Long term investments	12,390	12,392
Property and equipment, net	3,433	4,429
Intangible asset	860	850

Total assets	$106,287	$104,170

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,452	$4,776
Accrued expenses and other current liabilities	2,509	2,312
Total current liabilities	8,961	7,088

Deferred tax liabilities	321	225

Total liabilities:	9,282	7,313

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized;
3 convertible shares issued and outstanding with a
liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized;
22,331 and 22,990 shares issued and outstanding, respectively	22	23
Additional paid-in capital	-	2,628
Retained earnings	97,115	94,305
Accumulated other comprehensive loss	(141)	(108)

Total shareholders' equity	97,005	96,857

Total liabilities and shareholders' equity	$106,287	$104,170

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2011	2010	2011	2010
	(UNAUDITED)

Sales	$50,910	$50,296	$231,642	$238,266
Cost of sales	33,435	30,231	147,686	146,405

Gross profit	17,475	20,065	83,956	91,861

Operating expenses:
General and administrative	5,183	5,143	22,200	22,341
Advertising	5,497	4,856	27,357	27,657
Depreciation and amortization	352	339	1,375	1,321
Total operating expenses	11,032	10,338	50,932	51,319

Income from operations	6,443	9,727	33,024	40,542

Other income (expense):
Interest income, net	116	32	381	196
Other, net	(17)	-	(128)	4
Loss on disposal of property and equipment	-	-	-	-
Total other income (expense)	99	32	253	200

Income before provision for income taxes	6,542	9,759	33,277	40,742

Provision for income taxes	2,395	3,687	12,406	14,740

Net income	$4,147	$6,072	20,871	$26,002

Net income per common share:
Basic	$0.19	$0.27	$0.93	$1.15
Diluted	$0.19	$0.27	$0.92	$1.14

Weighted average number of common shares outstanding:
Basic	22,208	22,680	22,514	22,617
Diluted	22,309	22,759	22,643	22,746

Cash dividends declared per common share	$0.125	$0.100	0.475	$0.300

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2011	2010	2009
Cash flows from operating activities:
Net income	$20,871	$26,002	$22,976
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,375	1,321	815
Share based compensation	2,171	1,594	1,464
Deferred income taxes	348	(305)	497
Loss on disposal of property and equipment	-	-	9
Bad debt expense	48	18	74
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	64	766	(1,380)
Inventories - finished goods	3,924	(2,286)	(8,868)
Prepaid income taxes	(335)	32	(362)
Prepaid expenses and other current assets	(426)	144	(62)
Accounts payable	1,964	313	(313)
Income taxes payable	-	-	(185)
Accrued expenses and other current liabilities	102	86	301
Net cash provided by operating activities	30,106	27,685	14,966

Cash flows from investing activities:
Net change in investments	(10,146)	2,150	14,870
Purchases of property and equipment	(667)	(1,047)	(3,208)
Purchases of intangible asset	(10)	-	(485)
Net proceeds from the sale of property and equipment	-	-	2
Net cash (used in) provided by investing activities	(10,823)	1,103	11,179

Cash flows from financing activities:
Dividends paid	(10,727)	(6,805)	-
Purchases of treasury stock	(12,247)	-	(18,448)
Proceeds from the exercise of stock options	340	735	1,893
Tax benefit related to stock options exercised	-	299	268
Tax adjustment related to stock compensation	(132)	-	-
Net cash used in financing activities	(22,766)	(5,771)	(16,287)

Net increase (decrease) in cash and cash equivalents	(3,483)	23,017	9,858
Cash and cash equivalents, at beginning of year	53,143	30,126	20,268

Cash and cash equivalents, at end of year	$49,660	$53,143	$30,126

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$12,578	$14,719	$16,462

Exhibit 99.1 Page 4 of 4